                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                     FIRSTFEDERAL FINANCIAL SERVICES CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                     FIRSTFEDERAL FINANCIAL SERVICES CORP
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14a.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

Notes:

      [LETTERHEAD OF FIRSTFEDERAL FINANCIAL SERVICES CORP. APPEARS HERE]

                                                                  March 15, 1996



Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of FirstFederal Financial Services Corp, I cordially invite you to attend the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. on April 17, 1996, at Black Tie Affair Conference Center located at 50 Riffel Road, Wooster, Ohio. The attached Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the Meeting. We have also enclosed a copy of FirstFederal's Annual Report. At the Meeting we shall, as in past years, report on Company operations and the outlook for the year ahead.

     I encourage you to attend the Meeting in person. Whether or not you plan to attend, however, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will assure that your shares are represented at the Meeting.

     If you have any questions concerning these matters, please do not hesitate to contact me or L. Dwight Douce at (216) 264-8001.

                                     Very truly yours,

                                     FIRSTFEDERAL FINANCIAL SERVICES CORP

                                     /s/ GARY G. CLARK

                                     GARY G. CLARK
                                     Chairman, President and
                                     Chief Executive Officer

                      FIRSTFEDERAL FINANCIAL SERVICES CORP
                            135 EAST LIBERTY STREET
                              WOOSTER, OHIO  44691
                                 (216) 264-8001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 1996

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of FirstFederal Financial Services Corp (the "Company") will be held at 9:00 a.m. Wooster, Ohio time, on April 17, 1996 at Black Tie Affair Conference Center located at 50 Riffel Road, Wooster, Ohio.

     A proxy card and a Proxy Statement for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon the election of three directors of the Company and such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 6, 1996 are the stockholders entitled to vote at the Meeting, and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                     By Order of the Board of Directors

                                     /s/ L. DWIGHT DOUCE

                                     L. Dwight Douce
                                     Secretary

Wooster, Ohio
March 15, 1996

------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
------------------------------------------------------------------------------

                                PROXY STATEMENT

                      FIRSTFEDERAL FINANCIAL SERVICES CORP
                            135 EAST LIBERTY STREET
                             WOOSTER, OHIO   44691

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 17, 1996

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of FirstFederal Financial Services Corp (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at Black Tie Affair Conference Center located at 50 Riffel Road, Wooster, Ohio, on April 17, 1996 at 9:00 a.m. Wooster, Ohio time, and at all adjournments or postponements of the Meeting.
The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about March 15, 1996. Certain of the information provided herein relates to First Federal Savings and Loan Association of Wooster ("First Federal" or the "Association"), a wholly owned subsidiary and the predecessor of the Company.

     At the Meeting, the stockholders of the Company are being asked to consider and vote upon one proposal to elect three directors of the Company. Thomas G. Clark, a current director of the Company, will not seek re-election to the Board of Directors at the upcoming Annual Meeting upon expiration of his term. Mr. Clark was appointed to the Board of Directors of the Company in May 1994 to fill a temporary vacancy, having retired from the Board of Directors of the Company and First Federal in April 1993. The Board would like to express its gratitude to Mr. Clark for his service. The Board would also like to announce that, pursuant to the Agreement and Plan of Merger, dated February 26, 1996, by and between the Company and Mobile Communications, Inc., Mr. Ronald A. James, Jr. has been nominated as a new member of the Board of Directors. Mr. James' business experience is detailed under "Election of Directors - General."

VOTING RIGHTS AND PROXY INFORMATION

     All shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for election of all nominees for director named below. The Company does not know of any other matters that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to L. Dwight Douce, Secretary, FirstFederal Financial Services Corp, 135 East Liberty Street, Wooster, Ohio 44691.

VOTE REQUIRED FOR APPROVAL

     The presence, in person or by proxy, of any number of shares of Common Stock entitled to vote will constitute a quorum at the Meeting. The three nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Meeting by the holders of shares of Common Stock shall become directors at the conclusion of the tabulation of votes. Accordingly, abstentions and proxies returned by brokers as "non-votes" on behalf of shares held in street name will not affect the outcome of the election of directors. Abstentions and broker non-votes are counted for purposes of determining a quorum.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

     Stockholders of record as of the close of business on March 6, 1996 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 2,973,417 shares of Common Stock issued and outstanding.

     The following table sets forth, as of December 31, 1995, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by all directors and executive officers of the Company and the Association as a group.


                                                SHARES         PERCENT
  NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIALLY OWNED  OF CLASS
--------------------------------------    ------------------  ---------
The Belden Brick Company, Robert F.
 Belden,  Richard F. Belden, Sr. and
 Joseph G. Belden, Sr.
700 Tuscarawas Street                        589,155/(1)(5)/     18.14%
Canton, Ohio 44702

Carret and Company, Inc.
560 Lexington Avenue
New York, New York 10022                     442,733/(2)/        13.61

Steven N. Stein
2211 Grandin Road
Cincinnati, Ohio 45208                       252,153/(3)(5)/      8.21

Directors and executive officers as a
 group (14 persons)                          970,037/(4)(5)/     28.48

/(1)/ As reported by The Belden Brick Company ("Belden Brick"), Robert F.
      Belden, Richard F. Belden, Sr. and Joseph G. Belden, Sr. Belden Brick reported sole voting and investment power as to 566,568 of the total of 589,155 shares covered by the report and did not report shared voting or investment power as to any shares. Robert F. Belden reported shared voting and investment power as to 566,568 of such total number of shares and sole voting and investment power as to 13,550 shares. Richard F. Belden, Sr. reported shared voting and investment power as to 566,568 of such total number of shares and sole voting and investment power as to 7,499 shares. Joseph G. Belden, Sr. reported shared voting and investment power as to 566,568 of such total number of shares and sole voting and investment power as to 1,538 shares. Of the total 566,568 shares, 190,790 represent shares of Common Stock issuable upon conversion of 87,000 shares of the Company's 7% Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock") and 73,350 represent shares of Common Stock issuable upon conversion of 60,000 shares of the Company's 6 1/2% Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock"). Robert F., Richard F. and Joseph G. Belden disclaimed beneficial ownership of the 566,568 shares of Common Stock owned by Belden Brick. Richard F. Belden, Sr. disclaimed beneficial ownership of the 7,499 shares owned by his wife. Robert F. Belden is a director of Belden Brick and of the Company.

/(2)/ As reported by Carret and Company, Inc. ("Carret"). Carret reported sole voting and investment power as to 46,690 and shared investment but no voting power as to 396,043 of the total of 442,733 shares covered by Carret's reports. Of such total, 230,944 represent shares of Common Stock issuable upon conversion of 105,310 shares of the Company's Series A Preferred Stock and 43,977 represent shares of Common Stock issuable upon conversion of 35,900 shares of the Company's Series B Preferred Stock. Carret disclaimed beneficial ownership as to 396,043 shares.

/(3)/ As reported by Steven N. Stein. Mr. Stein reported sole voting and investment power as to 116,545 and shared voting and investment power as to 135,608 of the total of 252,153 shares covered by the report. Of such total, 63,046 represent shares of Common Stock issuable upon conversion of 28,750 shares of the Company's Series A Preferred Stock and 27,139 represent shares of Common Stock issuable upon conversion of 22,200 shares of the Company's Series B Preferred Stock.

/(4)/ Includes shares held directly, as well as shares which are subject to options granted under the 1987 Stock Option and Incentive Plan (the "Stock Option Plan"), shares issuable upon conversion of shares of Preferred Stock and shares which are held in retirement accounts or by certain members of the named individuals' families, over which shares the respective directors and officers may be deemed to have sole or shared voting or investment power.

/(5)/ Includes shares held directly, as well as shares which are subject to options granted under the Non-Employee Director Stock Option Plan (the "Director Stock Option Plan").

                           I.  ELECTION OF DIRECTORS

GENERAL

     Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified. One-third of the directors are elected annually. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

     The table below sets forth certain information regarding the Company's Board of Directors, including members' terms of office, and their beneficial ownership of the Company's Common Stock, Series A Preferred Stock or Series B Preferred Stock at December 31, 1995. No director beneficially owned more than 1% of the Company's Common Stock or Preferred Stock outstanding at December 31, 1995 except that Mr. Stein beneficially owned 8.46%, 5.34% and 4.48% and Mr. Belden beneficially owned 19.48%, 16.05% and 12.10% of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, respectively.

                                                                                                       SHARES OF        SHARES OF
                                                                                                     COMMON STOCK    PREFERRED STOCK
                                                POSITIONS HELD                  DIRECTOR   TERM TO   BENEFICIALLY     BENEFICIALLY
           NAME              AGE                IN THE COMPANY                 SINCE/(1)/  EXPIRE    OWNED/(2)(3)/        OWNED
---------------------------  ---  -------------------------------------------  ----------  -------  ---------------  ---------------
                                                             NOMINEES
Gary G. Clark                 46  Chairman of the Board,                       1983        1999      22,802/(6)/              200
                                  President and Chief
                                  Executive Officer

Steven N. Stein               40  Director                                     1989        1999     252,153/(5)(9)/        50,950

Ronald A. James Jr.           46  Director Nominee                             1996        1999              ---              N/A

                                                  DIRECTORS CONTINUING IN OFFICE
R. Victor Dix                 61  Director                                     1971        1998       7,669/(5)/              160

Daniel H. Plumly              42  Director                                     1987        1998       8,328/(5)/              800

L. Dwight Douce               47  Director, Executive Vice                     1989        1998      16,270/(6)/              220
                                  President, Secretary and
                                  Chief Financial Officer

Richard E. Herald             66  Director                                     1977        1997      39,327/(5)(7)/         1,600

Robert F. Belden              48  Director                                     1989        1997     580,118/(5)(8)/       146,500

Gust B. Geralis               39  Director                                     1988        1997       8,934/(5)/              800

/(1)/ Includes service as a director of the Association.

/(2)/ Includes shares, as of December 31, 1995, held directly, as well as shares which are held in retirement accounts or by certain members of the named individuals' families, over which shares the respective directors may be deemed to have sole or shared voting or investment power.

/(3)/ Includes with respect to Messrs. Clark, Stein, Herald, Belden, Geralis,
      Dix, Plumly and Douce, 438, 90,185, 3,508, 263,044, 1,754, 253, 1,366 and
      481 shares of Common Stock, respectively, issuable upon conversion of shares of the Company's Series A and Series B Preferred Stock.

/(4)/ Includes shares of Series A and Series B Preferred Stock beneficially owned. All directors and executive officers as a group (14 persons) own 120,330 shares of Series A Preferred Stock and 83,500 shares of the Series B Preferred Stock, or 22.33% and 16.83% of such shares outstanding, respectively.

/(5)/ Includes 4,537 shares of Common Stock each with respect to Messrs.
      Belden, Dix, Geralis, Herald, Stein and Plumly, subject to presently exercisable options granted under the Director Stock Option Plan.

/(6)/ Includes with respect to Messrs. Clark and Douce, 17,118 and 12,757 shares of Common Stock, respectively, subject to presently exercisable options granted under the Stock Option Plan.

/(7)/ Does not include 5,111 shares of Common Stock beneficially owned by Wayne
      Mutual Insurance Co., of which Mr. Herald is a director, as to which shares Mr. Herald disclaims beneficial ownership .

/(8)/ See also footnote (1) of "Voting Securities and Certain Holders Thereof" above.

/(9)/ See also footnote (3) of "Voting Securities and Certain Holders Thereof" above.

  The business experience of each of the Company's directors for at least the past five years is as follows:

  Gary G. Clark. Mr. Clark succeeded Richard E. Herald as Chairman of the Board of the Company and First Federal in April, 1994. On August 1, 1993, Mr. Clark succeeded Richard E. Herald as Chief Executive Officer of the Company and First Federal. Mr. Clark has served as a Director and President of the Company since its formation in 1989. He has also been a Director of First Federal since 1983 and President and Chief Operating Officer of First Federal from 1989 until reaching his current positions. Mr. Clark has 18 years of experience with First Federal.

  Steven N. Stein. Mr. Stein has served as the President of the Belvedere Corporation, a real estate company, located in Cincinnati, Ohio, since April 1990 and, since August 1995, as Chairman of Financial Stock, Inc., the general partner of an investment partnership. Prior thereto he was a partner in the law firm of Taft, Stettinius & Hollister, also based in Cincinnati. Mr. Stein has served as a Director of the Company and the Association since 1989.

  Ronald A. James, Jr. Mr. James has served as President of Mobile Consultants, Inc., a manufactured housing service company located in Alliance, Ohio since 1980. Mobile Consultants' principal business consists of placing consumer loans, originating from the purchase of manufactured housing by individuals, with financial institutions.

  R. Victor Dix.  Mr. Dix is the President and Publisher of The Daily Record and
                                                            ----------------
a Vice President and Director of Wooster Republican Printing Company. Mr. Dix has served as a Director of the Company since its formation in 1989 and as a Director of First Federal since 1971.

  Daniel H. Plumly. Mr. Plumly has been engaged in the private practice of law with the firm of Critchfield, Critchfield & Johnston, Ltd. since 1978 and has been a principal in the firm since 1981. Mr. Plumly has served as a Director of the Company since its formation in 1989. Mr. Plumly has also served as a Director of First Federal since 1987.

  L. Dwight Douce. In April, 1994, Mr. Douce was named Executive Vice President of the Company. Mr. Douce has served as a Director and as Secretary and Treasurer of the Company since its formation in 1989. He has also served as Executive Vice President of First Federal since August 1993, a Director of First Federal since 1989, and Chief Financial Officer of First Federal since 1983.
Mr. Douce has 12 years of experience with First Federal.

  Richard E. Herald. Mr. Herald served as Chairman of the Board of the Company and First Federal from 1989 until his retirement from such positions in April, 1994. Mr. Herald retired from his position as Chief Executive Officer of the Company and First Federal in 1993. From 1977 to February 1989, Mr. Herald was President and Chief Executive Officer of First Federal.

  Robert F. Belden. Mr. Belden is a Director and the President of The Belden Brick Company, located in Canton, Ohio. Mr. Belden has served as a Director of the Company and First Federal since 1989.

  Gust B. Geralis. Mr. Geralis is a certified public accountant and the President of Mighty Associates Inc., an automotive service company located in Medina, Ohio. Mr. Geralis has served as a Director of the Company since its formation in 1989. Mr. Geralis has also served as a Director of First Federal since 1988.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

  BOARD AND COMMITTEE MEETINGS OF THE COMPANY. The Board of Directors of the Company held 12 meetings during the fiscal year ended December 31, 1995. No incumbent director attended fewer than 75% of the total number of meetings held by the Company's Board of Directors and all committees of the Board on which he served during the year.

  Directors of the Company are not paid fees in their capacity as members of the Board of Directors of the Company, except with respect to non-employee members of the Mergers and Acquisitions Committee, described below. Each non-employee director of the Association receives a monthly retainer of $850 and a fee of $500 for each Association Board meeting attended. Thomas G. Clark, director emeritus of the Association, receives 75% of the non-employee director retainer and fees for each monthly meeting he attends.

  The Company has no standing compensation, audit or nominating committees. The full Board of Directors of the Company acts as a Nominating Committee for the annual selection of its nominees for election as directors. Pursuant to the Company's Code of Regulations, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 30 days prior to the meeting and such written nomination of stockholders must contain certain information as provided in the Code of Regulations. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited nominations. The Company has a standing Mergers and Acquisitions Committee, as described below.

  Mergers and Acquisitions Committee. The Mergers and Acquisitions Committee is responsible for advising the Board as to matters pertaining to merger and acquisition opportunities. The present members of this Committee are Directors Gary G. Clark, Chairman, Daniel H. Plumly, Steven N. Stein and L. Dwight Douce. Non-employee members are compensated at the rate of $300 for each meeting attended. This Committee met five times in 1995.

  BOARD AND COMMITTEE MEETINGS OF THE ASSOCIATION. During the fiscal year ended December 31, 1995, the Board of Directors of the Association held 12 meetings. No incumbent director of the Association attended fewer than 75% of the total number of meetings held by the Association's Board of Directors and all committees of the Board of Directors of the Association on which he served during the year. The Association has standing Compensation and Benefits and Audit and Compliance Committees, as described below.

  Compensation and Benefits Committee. The Compensation and Benefits Committee is charged with the responsibility of reviewing and maintaining the various items related to compensation, and other types of benefits such as health and medical insurance, life insurance, long-term disability insurance, and such other benefits that may, from time to time, be authorized by the Board of Directors. Members of this Committee are outside directors. The present members of this Committee are Steven N. Stein, Chairman, Robert F. Belden and Daniel H. Plumly. Committee members are appointed by Board action each year at the reorganizational meeting of the Board and are compensated at the rate of $400 for the Chairman and $300 for each member for attendance at Compensation and Benefits Committee meetings. This Committee met three times in 1995.

  Audit and Compliance Committee. The Audit and Compliance Committee is responsible for monthly review of reports developed by the internal audit department and compliance department and for follow-up to determine that adequate action is taken to ensure correction of any problems that have been identified. Other responsibilities of this Committee are to recommend annually to the Board the engagement of an independent auditing firm, to review the scope and results of the audit with the independent auditors and to meet with internal and independent auditors as appropriate. Monthly reports are made to the full Board by this Committee. Current Committee members are Gust B. Geralis, Chairman, Richard E. Herald, R. Victor Dix and Daniel H. Plumly. Committee members are compensated at the rate of $300 and the Chairman receives $400 for attendance at Audit and Compliance Committee meetings. The Audit and Compliance Committee met 11 times during 1995.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation paid or granted to the Company's Chief Executive Officer and to the other executive officer of the Company and the Association whose aggregate cash compensation exceeded $100,000 in fiscal 1995.

=====================================================================================
                                SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------
                                                            LONG TERM
                   ANNUAL COMPENSATION                    COMPENSATION
-----------------------------------------------------------------------
NAME AND                                                                  ALL OTHER
PRINCIPAL                               SALARY    BONUS      OPTIONS     COMPENSATION
POSITION                          YEAR    ($)      ($)       (#)/(1)/      ($)/(2)/
-------------------------------------------------------------------------------------
Gary G. Clark                     1995  180,000   67,500       10,000         5,786
 Chairman, President and Chief    1994  165,000      ---       11,000         3,780
 Executive Officer                1993  130,885   49,082        4,125         4,398
-------------------------------------------------------------------------------------
L. Dwight Douce                   1995  115,000   34,500        6,000         4,718
 Executive Vice President,        1994  105,000      ---        6,600         3,454
 Secretary and Treasurer          1993   90,577   27,173        3,093         2,297
=====================================================================================

/(1)/ Options granted prior to 1995 have been adjusted for the 10% stock dividend paid on May 22, 1995 (the "Stock Dividend").

/(2)/ Represents matching contributions under the Association's 401(k) Savings and Investment Plan (the "401(k) Plan"), which was adopted in April 1992 and $870 in life insurance premiums paid by the Association on behalf of each of Messrs. Clark and Douce in 1995.

     The following table sets forth certain information concerning stock options granted pursuant to the Stock Option Plan to the named executive officers in 1995. No stock appreciation rights have been granted pursuant to the Stock Option Plan.

======================================================================================================================
                                                 OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------
                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF STOCK
                                                                                               PRICE APPRECIATION
                                  INDIVIDUAL GRANTS                                              FOR OPTION TERM
----------------------------------------------------------------------------------------------------------------------
                                  NUMBER OF        % of Total
                                  SECURITIES        OPTIONS
                                  UNDERLYING       GRANTED TO     EXERCISE
                                   OPTIONS          EMPLOYEES      OR BASE
                                  (#)/(1)/         IN FISCAL       PRICE      EXPIRATION
NAME                                                  YEAR        ($/SH)        DATE           5% ($)   10% ($)
----------------------------------------------------------------------------------------------------------------------
Gary G. Clark                      10,000            20.41         20.25       06/20/05       127,400   322,700
----------------------------------------------------------------------------------------------------------------------
L. Dwight Douce                     6,000            12.24         20.25       06/20/05       76,400    193,620
======================================================================================================================

/(1)/ Mr. Clark's and Mr. Douce's options become exercisable on June 20, 1998.


  The following table sets forth certain information concerning the number and value of stock options at December 31, 1995 held by the named executive officers, with adjustments for those options awarded prior to the Stock Dividend.

===================================================================================================================================
                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                        OPTION VALUES
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              VALUE OF
                                                                                NUMBER OF                    UNEXERCISED
                                                                               UNEXERCISED                  IN-THE-MONEY
                                                                               OPTIONS AT                    OPTIONS AT
                                                                               FY-END (#)                    FY-END ($)
                                                                       -----------------------------------------------------------
                                 SHARES ACQUIRED
           NAME                  ON EXERCISE (#)   VALUE REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------------
Gary G. Clark                         -0-               N/A              17,118          25,125        327,503         136,118
----------------------------------------------------------------------------------------------------------------------------------
L. Dwight Douce                       -0-               N/A              12,757          15,693        247,205          86,800
==================================================================================================================================


  EMPLOYMENT AGREEMENTS. The Association has entered into employment agreements with Messrs. Clark and Douce. The employment agreements provide for an annual base salary in an amount not less than each individual's respective current salary and provide for a salary review by the Board of Directors not less often than annually. The agreements also provide for termination upon the employee's death, for cause or in certain events specified by OTS regulations. The employment agreements are also terminable by the employee upon 90 days written notice to the Association.

  The employment agreements provide for payment (in lieu of salary) to Messrs. Clark and Douce of an amount equal to 299% of their five year average base compensation, respectively, in the event there is a "change in control" of the Association where employment terminates in connection with such change in control or within 12 months thereafter. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. (S) 574.3 or 4. Such events are generally triggered prior to the acquisition or control of 10% of the Company's Common Stock. If the employment of Messrs. Clark and Douce had been terminated as of December 31, 1995 under circumstances entitling them to severance pay as described above, they would have been entitled to receive a lump sum cash payment of approximately $403,000 and $278,000, respectively.

PENSION PLAN

  The Association maintains a non-contributory insured defined benefit pension plan, the First Federal Savings and Loan Association of Wooster Pension Plan (the "Pension Plan"), for all covered employees who complete one year of service and have attained the age of 21. Benefits are based upon length of service and compensation as described below. The Pension Plan is administered by the Pension Plan Committee whose members include the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Vice President and Director of Personnel.

  The following table illustrates annual pension benefits payable to all participants under the Pension Plan assuming retirement at age 65 at various levels of average compensation, years of service and Social Security covered compensation for an individual reaching age 65 in 1996. The annual benefit under the Pension Plan is based on a participant's average W-2 earnings for the 36 highest paid consecutive months during his last ten years before retirement or employment termination, and on total years of credited service at retirement or employment termination, up to a maximum of 25 years and is payable in the form of a ten year certain and life annuity. The benefits listed in the Pension Plan table are not subject to any deduction for Social Security amounts. As of December 31, 1995, Messrs. Clark and Douce had 17 and 11 years of credited service under the Pension Plan, respectively.

=========================================================================================
                                  PENSION PLAN TABLE
-----------------------------------------------------------------------------------------
                                                      YEARS OF CREDITED SERVICE
-----------------------------------------------------------------------------------------
 FINAL AVERAGE COMPENSATION                     10          15          20     25 OR MORE
-----------------------------------------------------------------------------------------
          $30,000                            $ 4,350     $ 6,525     $ 8,701     $10,876
-----------------------------------------------------------------------------------------
           40,000                              6,370       9,555      12,741      15,926
-----------------------------------------------------------------------------------------
           50,000                              8,390      12,585      16,781      20,976
-----------------------------------------------------------------------------------------
           60,000                             10,410      15,615      20,821      26,026
-----------------------------------------------------------------------------------------
           70,000                             12,430      18,645      24,861      31,076
-----------------------------------------------------------------------------------------
           80,000                             14,450      21,675      28,901      36,126
-----------------------------------------------------------------------------------------
           90,000                             16,470      24,705      32,941      41,176
-----------------------------------------------------------------------------------------
          100,000                             18,490      27,735      36,981      46,226
-----------------------------------------------------------------------------------------
          110,000                             20,510      30,765      41,021      51,276
-----------------------------------------------------------------------------------------
          120,000                             22,530      33,795      45,061      56,326
-----------------------------------------------------------------------------------------
          130,000                             24,550      36,825      49,101      61,376
-----------------------------------------------------------------------------------------
          140,000                             26,570      39,855      53,141      66,426
-----------------------------------------------------------------------------------------
          150,000                             28,590      42,885      57,181      71,476
     (1996 IRS Maximum)
=========================================================================================

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation and Benefits Committee has furnished the following report on executive compensation:

  The Company has not paid any cash compensation to its executive officers since its formation. All executive officers of the Company also currently hold positions with the Association and receive cash compensation from the Association. Decisions on cash compensation of the Association's executives are made by the three member Compensation and Benefits Committee of the Association's Board of Directors. All decisions by the Compensation and Benefits Committee relating to the cash compensation of the Association's executive officers are reviewed by the full Board, except that Board members who are also executive officers do not participate in deliberations regarding their respective compensation. In addition, Mr. Douce did not participate in deliberations regarding Mr. Clark's compensation.

  The Company has adopted the Stock Option Plan, awards under which are made solely by a three member Stock Option Committee.

  Pursuant to rules adopted in 1993 designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report prepared by Messrs. Stein, Belden and Plumly in their capacities as the Association Board's Compensation and Benefits Committee and the Company Board's Stock Option Committee (collectively hereafter referred to as the "Compensation Committee"). This report addresses the compensation policies for 1995 as they affected the Chief Executive Officer and other executive officers of the Company and the Association.

  Compensation Policies Toward Executive Officers Generally. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average Company performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Target levels of the executive officers' overall compensation are intended to be competitive with the compensation being paid to executive officers of a peer group of publicly traded thrifts in Ohio and the Midwest. The Company's and Association's officers also are eligible for selection as participants in the Association's incentive compensation plans, although the executive officers other than Messrs. Clark and Douce typically receive a larger percentage of their compensation in the form of salary.

  The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Compensation Committee has also utilized these elements in the compensation packages for its executive officers.

  Relationship of Performance Under Compensation Plans. Compensation paid to Messrs. Clark and Douce in 1995, as reflected in the foregoing tables, and to the Association's other executive officers, consisted of the following elements: base salary, awards accrued pursuant to the Management Incentive Compensation Plan (the "Incentive Plan") and matching contributions to the 401(k) Plan. In addition (as indicated in the foregoing tables), in 1995 the Compensation Committee awarded stock options under the Company's Stock Option Plan to certain other executives.

  Management Incentive Compensation Plan. The Incentive Plan is a cash bonus plan under which awards may be authorized on an annual basis by the Compensation Committee to participants if certain performance goals are met by the Association.

  Awards under the Incentive Plan have been based upon (i) the Association's success in attaining a targeted return on average assets (net earnings divided by average assets) in excess of a minimum threshold goal established annually in advance by the Board of Directors, and (ii) with respect to executives other than Messrs. Clark and Douce, individual performance.

  One hundred percent of the incentive awards for Messrs. Clark and Douce in 1995 were based upon the Association's attainment of a targeted return on average assets.

  Stock Incentive Plan. The long-term incentive component of the executive officers' 1995 compensation arose under the Company's Stock Option Plan. Awards of stock options are designed to promote the alignment of long-term interests between the Company's executive officers and its shareholders and assist in the retention of executives.

  The Stock Option Plan provides for awards in the form of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock. Each award is made on such terms and conditions, consistent with the Stock Option Plan, as the Committee administering the Stock Option Plan may determine. No awards of stock appreciation rights, limited stock appreciation rights or restricted stock have been made. The stock options granted to date generally have been exercisable in three years, and in no event later than ten years, from the date of the grant. The Committee may grant either "Incentive Stock Options", as defined under section 422 of the Internal Revenue Code, or stock options not intended to qualify as such. The Company does not receive any cash consideration for the granting of options under the Stock Option Plan. Shares may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan. No award or any right or interest therein is assignable or transferable except by will or the laws of descent and distribution.

  Messrs. Clark and Douce have received annual awards of stock options since 1987. During 1995, the Stock Options Committee granted to Messrs. Clark and Douce options to purchase the number of shares of Company Common Stock as indicated in the "Option Grants in Last Fiscal Year" table above.

  Other Compensation Plans. At various times in the past, the Association has adopted certain broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

  Pursuant to the 401(k) Plan, participants are permitted to make annual salary reduction contributions to the 401(k) Plan in amounts of from 1% to 15% of their salary. The participant's salary reduction contribution is matched by contributions in Common Stock based on a formula up to a maximum of 2% of the participant's salary for those participants who qualify. Supplemental matching contributions may be contributed from time to time, in Common Stock, upon approval of the Association's Board of Directors.

  For 1995, the Association's matching contributions to the 401(k) Plans for Messrs. Clark and Douce were $4,916 and $3,848, respectively.

  Determination of Chief Executive Officer's Compensation. The Compensation Committee based the Chief Executive Officer's 1995 compensation on the policies described above for executive officers generally. A significant portion of the Chief Executive Officer's potential compensation is tied to the Company's performance. In targeting compensation for the Chief Executive Officer, the Compensation Committee also seeks to be competitive with the total compensation being paid to the Chief Executive Officers of comparable publicly traded thrifts. The Compensation Committee has targeted the Chief Executive Officer's total compensation at or slightly above the median total compensation paid to Chief Executive Officers of these comparable companies. The members of the Compensation Committee are Steven N. Stein, Chairman, Robert F. Belden and Daniel H. Plumly.

                           Steven N. Stein
                           Robert F. Belden
                           Daniel H. Plumly

PERFORMANCE GRAPH

  The line graph below compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of a broad index of The Nasdaq Stock Market and a savings and loan industry index for the period December 29, 1990 through December 31, 1995.


                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG FIRSTFEDERAL SERVICES CORP,
                          NASDAQ INDEX AND SNL INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                             FIRSTFEDERAL
Measurement Period           SERVICES
(Fiscal Year Covered)        CORP              NASDAQ INDEX   SNL INDEX
---------------------        ---------------   ------------   ---------
Measurement Pt-12/31/1990    $100.00           $100.00        $100.00
FYE 12/31/1991               $168.00           $161.00        $157.00
FYE 12/31/1992               $338.00           $187.00        $218.00
FYE 12/31/1993               $528.00           $215.00        $278.00
FYE 12/31/1994               $517.00           $210.00        $276.00
FYE 12/31/1995               $675.00           $296.00        $431.00


--------
CERTAIN TRANSACTIONS

  Effective August 9, 1989, FIRREA requires that all transactions with senior policy-making officers and directors be on terms and conditions comparable to those for similar transactions with non-affiliates. In addition, all loans and other transactions between the Company and such officers and directors will be subject to approval by a majority of the directors of the Company, including a majority of its disinterested directors. The Association continues to follow a policy, as permitted under FIRREA, of granting to employees, who are not senior policy-making officers, loans for the financing and improvement of their personal residences as well as consumer loans on substantially the same terms and collateral, except for interest rates and waiver of certain fees, as those of comparable transactions prevailing at the time.

  Director Dix indirectly owns approximately 20% of each of the Wooster Daily Record, The Ashland Times Gazette and the WQKT/WKYX radio stations. During fiscal 1995, the Association paid $24,180 at market rates in advertising fees to these newspapers and radio stations.

  Daniel H. Plumly is a principal in the law firm of Critchfield, Critchfield & Johnston, Ltd., Wooster, Ohio. Critchfield, Critchfield & Johnston, Ltd. has provided legal services to the Association for many years and to the Company since its inception in 1989. During 1995, the Association and the Company paid $66,557 and $10,854, respectively, to Critchfield, Critchfield & Johnston, Ltd. for legal services. In addition, Critchfield, Critchfield &

Johnston, Ltd. received $216,807 during 1995 from borrowers of the Association and the sellers of real estate in connection with the closing of real estate loans made by the Association.

  Mr. Plumly is also a partner in Heartland Title Agency. During 1995, Heartland Title Agency received $108,080 from borrowers of the Association and the sellers of real estate for escrow services, premiums for title insurance, title search fees and other matters relating to closing real estate loans.


                             SHAREHOLDER PROPOSALS

  In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices, 135 East Liberty Street, Wooster, Ohio 44691, no later than November 16, 1996. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.


                                 OTHER MATTERS

  The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

  To the Company's knowledge, based solely upon information provided to the Company during fiscal 1995 by the officers and directors subject to Section 16 of the Securities Exchange Act of 1934, no such officer or director failed to timely report a transaction in Company securities as required by Section 16.

  The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company Common Stock. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Association may solicit proxies personally or by telegraph or telephone, without additional compensation.

                              By Order of the Board of Directors


                              /s/ L. DWIGHT DOUCE
                              L. Dwight Douce
                              Secretary

Wooster, Ohio
March 15, 1996

REVOCABLE
PROXY
                     FIRSTFEDERAL FINANCIAL SERVICES CORP

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 17, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints the Board of Directors of FirstFederal Financial Services Corp (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Black Tie Affair Conference Center, 50 Riffel Road, Wooster, Ohio, on April 17, 1996 at 9:00 a.m. Wooster, Ohio time, and at any and all adjournments and postponements thereof.

      Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

                 (Continued and to be SIGNED on Reverse Side)

                             FOLD AND DETACH HERE

[ROAD CHART APPEARS HERE]                   ANNUAL
                                            MEETING OF
                                            STOCKHOLDERS

                                             APRIL 17, 1996, 9:00 A.M.

                                             BLACK TIE AFFAIR CONFERENCE CENTER
                                             50 RIFFEL ROAD
                                             WOOSTER, OHIO

                     FIRSTFEDERAL FINANCIAL SERVICES CORP

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED              Please mark
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED               your votes as
SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY               indicated in
WILL BE VOTED FOR THE NOMINEES LISTED BELOW.                   this example  [X]

1. ELECTION OF DIRECTORS                 NOMINEES: GARY G. CLARK, STEVEN N.
FOR all nominees           WITHHOLD                STEIN AND RONALD A. JAMES JR.
listed to the right       AUTHORITY      (INSTRUCTION: To withhold authority to
(except as marked       to vote for all                vote for any individual
to the countrary)       nominees listed                nominee while nominee's
                         to the right                  name in the space
                                                       provided below.)
    [ ]                    [  ]
                                           ----------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

Signature(s)              Signature(s)                  Date           , 1996
            -------------             -----------------      ---------


                             FOLD AND DETACH HERE

                     FIRSTFEDERAL FINANCIAL SERVICES CORP
                        ANNUAL MEETING OF STOCKHOLDERS

                           WEDNESDAY, APRIL 17, 1996

                                   9:00 A.M.

                      BLACK TIE AFFAIR CONFERENCE CENTER
                                50 RIFFEL ROAD
                                 WOOSTER, OHIO

--------------------------------------------------------------------------------
                                    AGENDA
                                    ------
                        . Election of Directors
                        . Report on the progress of the Company
                        . Discussion on matters of current interest
-------------------------------------------------------------------------------